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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-99070) pertaining to the Chicago Miniature Lamp, Inc. 1995 Incentive and Non-Statutory Stock Option Plan of our report dated January 9, 1998, except for the 1998 stock split as described in Note 2, as to which the date is February 11, 1998, with respect to the consolidated financial statements of Sylvania Lighting International B.V. included in the Current Report (Form 8-KA) of Chicago Miniature Lamp, Inc. dated April 3, 1998.

                                                  Ernst & Young LLP

Chicago, Illinois
April 3, 1998